Exhibit 10.3

RE-EXECUTION OF OPTION AGREEMENT

THIS RE-EXECUTION OF OPTION AGREEMENT (this “Re-execution”) is dated September 9, 2011, and is entered into in Pingdingshan City, Henan Province, Peoples’ Republic of China, by and among Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Party A”); Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”) including its branch factory, Baofeng Coking Factory, and its subsidiaries, Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd. and Baofeng Hongchang Coal Co., Ltd.  (collectively “Party B”); and the shareholders holding 100% of the issued and outstanding equity interests of Party B (the “Shareholders”).  Party A, Party B, and the Shareholders are each referred to in this Re-execution as a “Party” and collectively as the “Parties.” Sinocoking Coal and Coke Chemical Industries, Inc., a Florida company and the ultimate parent company of Party A (the “Company”), is made a party hereto for the sole purpose of acknowledging this Re-execution. Capitalized terms used but not defined herein shall have the meanings set forth in that certain Option Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Option Agreement dated as of March 18, 2009 by and among the Parties (the “Option Agreement”);

WHEREAS, per the requirements of Pingdingshan People’s Government, Hongli has increased its registered capital by Renminbi (“RMB”) 20,000,000 (the “Increased Registered Capital Amount”), from RMB 8,080,000 to RMB 28,080,000, to retain its coal trading license;

WHEREAS, the shareholders of Hongli have fully contributed the Increased Registered Capital Amount in accordance with their written resolutions dated March 18, 2011, which contributions were registered with the Administration for Industry and Commerce of Pingdingshan City, Henan Province, on April 29, 2011, as a result of which their respective ownership percentages in Hongli have changed (the “Ownership Percentage Changes”); and

WHEREAS, the Parties desire to re-execute the Option Agreement in order to reflect the Increased Registered Capital Amount and the Ownership Percentage Changes.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

9.
The Parties hereby agree and acknowledge this Re-execution shall be deemed a re-execution of the Option Agreement, and that the signature pages of the Parties hereto shall be deemed to replace the signature pages of the Parties to the Option Agreement in their entirety. The Parties further agree that the statements regarding the Increased Registered Capital Amount and the Ownership Percentage Changes in the Recitals of this Re-execution shall supersede any and all prior representations and/or agreements of the Parties in the Option Agreement regarding the registered capital of, and the apportionment of ownership percentages in, Hongli.

10.
Except as expressly set forth herein, this Re-execution shall not be deemed to be a waiver, amendment or modification of any provisions of the Option Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder, all of which (except as specified herein) remain in full force and effect.

11.
This Re-execution shall be governed and construed under the laws of the People’s Republic of China, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

12.
This Re-execution may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile or other electronic transmission of this signed Re-execution  shall be legal and binding on all parties hereto.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Re-execution as of the date first set forth above.

PARTY A:	Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd.

	Legal Representative:	/s/ LV Jianhua
	Name:	LV Jianhua
	Title:	Executive Director

PARTY B:	Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (including its branch factory, Baofeng Coking Factory )

	Legal Representative:	/s/ LV Jianhua
	Name:	LV Jianhua
	Title:	Executive Director

Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd.

	Legal Representative:	/s/ ZHU Guoli
	Name:	ZHU Guoli
	Title:	Executive Director

Baofeng Hongchang Coal Co., Ltd.

	Legal Representative:	/s/ LV Jianhua
	Name:	LV Jianhua
	Title:	Executive Director

SIGNATURE PAGE OF THE SHAREHOLDERS

SHAREHOLDERS OF HONGLI

/s/ LV Jianhua
LV Jianhua
Owns 85.40% of Hongli

/s/ ZHENG Xin
ZHENG Xin
Owns 9.19% of Hongli

/s/ XU Wenqi
XU Wenqi
Owns 3.99% of Hongli

/s/ SONG Guoxiang
SONG Guoxiang
Owns 1.42% of Hongli

SHAREHOLDER OF BAOFENG HONGGUANG ENVIRONMENT PROTECTION ELECTRICITY GENERATING CO., LTD.

Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd.

Legal Representative:	/s/ LV Jianhua
Name:	LV Jianhua
Title:	Executive Director
Owns 100% of Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd.

SHAREHOLDER OF BAOFENG HONGCHANG COAL CO., LTD.

Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd.

Legal Representative:	/s/ LV Jianhua
Name:	LV Jianhua
Title:	Executive Director
Owns 100% of Baofeng Hongchang Coal Co., Ltd.

SIGNATURE PAGE OF THE COMPANY

ACKNOWLEDGED BY:

Sinocoking Coal and Coke Chemical Industries, Inc.

By:	/s/ LV Jianhua
Name:	LV Jianhua
Title:	Chief Executive Officer